Pacific Life Funds NSAR 3-31-10

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS

The following documents are included in Registrant's Form
Type N1A/A,
Accession No. 0000950123-10-042085  filed on April 30,
2010, and
incorporated by reference herein:

Subadvisory Agreement - Invesco Advisors, Inc.
SECOND AMENDMENT TO THE FUND MANAGEMENT AGREEMENT

The Fund Management Agreement (the "Agreement") made the
1st day of May, 2006 and amended on May 1, 2007, by and among Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company ("Investment Adviser"), AllianceBernstein L.P.
("Fund Manager"), and Pacific Life Funds, a Delaware Statutory Trust (the "Trust") is hereby amended with the provisions set forth below (together the "Amendment"), which is made this 1st day of January 2010.

In consideration of the premises and mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust, Investment Adviser and Fund Manager hereby agree as follows:

1. Paragraph (v) of Section 2, Fund Manager Duties, is hereby deleted in its entirety.

2. This Amendment may be executed in counterparts, all of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. FAX or electronically scanned copies of such signed documents may be used in lieu of the originals for any purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year provided above for the amendment.


PACIFIC LIFE FUND ADVISORS LLC

By: /s/ MARY ANN BROWN    By: /s/ AUDREY L. MILFS

Name: Mary Ann Brown      Name: Audrey L. Milfs

Title: President    Title: Vice President & Secretary


ALLIANCEBERNSTEIN L.P.

By: /s/ LOUIS T. MANGAN    By:

Name: Louis T. Mangan    Name:

Title: Assistant Secretary  Title:


PACIFIC SELECT FUND

By: /s/ MARY ANN BROWN    By: /s/ AUDREY L. MILFS

Name: Mary Ann Brown      Name: Audrey L. Milfs

Title: President    Title: Vice President & Secretary